U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 6, 2006

NEOMEDIA TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-21743	36-3680347
(State or Other Jurisdiction Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Second Street, Suite 600, Fort Myers, Florida		33901
(Address of Principal Executive Offices)		(Zip Code)

(239) - 337-3434
(Registrant's Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Disposition of Material Portion of Ownership in Mobot, Inc.

On February 17, 2006, NeoMedia Technologies, Inc. (“NeoMedia”) acquired all of the outstanding shares of Mobot, Inc. (“Mobot”) of Lexington, Massachusetts, in exchange for $3,500,000 cash and 16,931,493 shares of NeoMedia common stock, plus forgiveness of notes payable totaling $1,500,000 due from Mobot to NeoMedia. Pursuant to the terms of the merger agreement, the number of shares of NeoMedia common stock that were issued as stock consideration was calculated using a share price of $0.3839, which was the volume-weighted average closing price of NeoMedia common stock for the ten days up to and including February 8, 2006. The merger agreement between NeoMedia and Mobot also contained a provision that, in the event that NeoMedia’s stock price at the time the consideration shares become saleable is less than $0.3839, NeoMedia would be obligated to compensate Mobot shareholders in cash for the difference between the price at the time the shares become saleable and $0.3839. Assuming a stock price at the time the shares become saleable of $0.058, which was the last sale price on December 1, 2006, NeoMedia would have had a cash liability of $5.5 million resulting from this clause (the “Purchase Price Guarantee Obligation”).

On December 6, 2006, NeoMedia and FMS Group, Inc. (“FMS”), a group consisting of former shareholders of Mobot, completed a transaction pursuant to which NeoMedia divested of a material portion of its ownership interest in Mobot. The material terms of the transaction are as follows:

–	NeoMedia transferred 100% of its ownership interest in Mobot to FMS, and in return received 18% ownership in FMS, which will operate the Mobot business;
–	All obligations under the original merger agreement, including the Purchase Price Guarantee Obligation, were terminated;
–
NeoMedia contributed $67,000 cash to FMS at closing, and entered into a promissory note for an additional $200,000 payable to FMS at the earlier of the sale of NeoMedia’s Micro Paint Repair or December 31, 2006;

–
NeoMedia received 16,931 preference shares in FMS that can be redeemed to reacquire the 16,931,493 original consideration shares originally issued by NeoMedia to acquire Mobot. Each preference share can be redeemed for 1,000 shares of the NeoMedia common stock at NeoMedia’s discretion within 15 months of the closing of this transaction. After 15 months, the preference shares can be redeemed upon a liquidation event of FMS, for either 1,000 shares of NeoMedia common stock each, or for the current cash equivalent of the shares, at FMS’ discretion;

–
NeoMedia and FMS entered into a license agreement, pursuant to which NeoMedia received a license to use the Mobot image recognition service for barcode-related applications. The license is exclusive in the Americas, Europe and Australia, restricted in Japan, Korea, and Singapore, and non-exclusive in other areas of the world. The exclusivity is subject to NeoMedia meeting certain minimum transaction volume requirements or making minimum cash payments; and

–
NeoMedia entered into a mutual release with each of the former Mobot shareholders in which the parties released each other from the terms of the original Mobot merger agreement, and the former Mobot shareholders consented to the release of the pending legal action against NeoMedia.

The transaction documents are attached hereto as exhibits 16.1 through 16.5. On December 7, 2006, NeoMedia issued a press release with respect to the Agreement, attached hereto as Exhibit 16.6.

ITEM 9.01. FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS

Pro Forma Financial Information

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Basis of Presentation

Current Transaction

Acquisition and Disposition of Mobot, Inc.

On February 17, 2006, NeoMedia Technologies, Inc. (“NeoMedia”) acquired all of the outstanding shares of Mobot, Inc. (“Mobot”) of Lexington, Massachusetts, in exchange for $3,500,000 cash and 16,931,493 shares of NeoMedia common stock, plus forgiveness of notes payable totaling $1,500,000 due from Mobot to NeoMedia. Pursuant to the terms of the merger agreement, the number of shares of NeoMedia common stock that were issued as stock consideration was calculated using a share price of $0.3839, which was the volume-weighted average closing price of NeoMedia common stock for the ten days up to and including February 8, 2006. The merger agreement between NeoMedia and Mobot also contained a provision that, in the event that NeoMedia’s stock price at the time the consideration shares become saleable is less than $0.3839, NeoMedia would be obligated to compensate Mobot shareholders in cash for the difference between the price at the time the shares become saleable and $0.3839. Assuming a stock price at the time the shares become saleable of $0.058, which was the last sale price on December 1, 2006, NeoMedia would have had a cash liability of $5.5 million resulting from this clause (the “Purchase Price Guarantee Obligation”).

On December 6, 2006, NeoMedia and FMS Group, Inc. (“FMS”), a group consisting of former shareholders of Mobot, completed a transaction pursuant to which NeoMedia divested of a material portion of its ownership interest in Mobot. The material terms of the transaction are as follows:

–	NeoMedia transferred 100% of its ownership interest in Mobot to FMS, and in return received 18% ownership in FMS, which will operate the Mobot business;
–	All obligations under the original merger agreement, including the Purchase Price Guarantee Obligation, were terminated;
–
NeoMedia contributed $67,000 cash to FMS at closing, and entered into a promissory note for an additional $200,000 payable to FMS at the earlier of the sale of NeoMedia’s Micro Paint Repair or December 31, 2006;

–
NeoMedia received 16,931 preference shares in FMS that can be redeemed to reacquire the 16,931,493 original consideration shares originally issued by NeoMedia to acquire Mobot. Each preference share can be redeemed for 1,000 shares of the NeoMedia common stock at NeoMedia’s discretion within 15 months of the closing of this transaction. After 15 months, the preference shares can be redeemed upon a liquidation event of FMS, for either 1,000 shares of NeoMedia common stock each, or for the current cash equivalent of the shares, at FMS’ discretion;

–
NeoMedia and FMS entered into a license agreement, pursuant to which NeoMedia received a license to use the Mobot image recognition service for barcode-related applications. The license is exclusive in the Americas, Europe and Australia, restricted in Japan, Korea, and Singapore, and non-exclusive in other areas of the world. The exclusivity is subject to NeoMedia meeting certain minimum transaction volume requirements or making minimum cash payments; and

–
NeoMedia entered into a mutual release with each of the former Mobot shareholders in which the parties released each other from the terms of the original Mobot merger agreement, and the former Mobot shareholders consented to the release of the pending legal action against NeoMedia.

Other Material Acquisitions Since Last Fiscal Year-end

Acquisition and Disposition of Sponge Ltd.

On February 20, 2006, NeoMedia acquired all of the outstanding shares of Sponge Limited (“Sponge”) of London in exchange for (i) approximately $6 million cash, (ii) 33,097,135 shares of NeoMedia common stock with a fair market value at the time of acquisition of approximately $13.1 million, and (iii) approximately $4.4 million contingent consideration in the form of NeoMedia common stock if, during the two-year period beginning at closing, the Sponge business earned in excess of approximately $2.3 million in net profits. Pursuant to the terms of the original merger agreement, the number of shares of NeoMedia common stock to be issued as consideration was calculated using a share price of $0.384, which was the volume-weighted average closing price of NeoMedia common stock for the ten days up to and including February 8, 2006. The merger agreement stipulated that, in the event that NeoMedia’s stock price at the time the consideration shares became saleable was less than $0.384, NeoMedia would have been obligated to compensate Sponge shareholders in cash for the difference between the price at the time the shares became saleable and $0.384.
On November 14, 2006, NeoMedia and Sponge signed a definitive share purchase and settlement agreement, pursuant to which NeoMedia divested of a material portion of its ownership interest in Sponge. The material terms of the Agreement are as follows:

–	NeoMedia returned 92.5% of its ownership interest in Sponge, retaining 7.5% ownership of Sponge;
–	NeoMedia relinquished its Board of Directors positions at Sponge
–	The 33,097,135 shares of NeoMedia common stock that were issued as consideration to acquire Sponge were returned to NeoMedia and retired;
–	All obligations under the original merger agreement, including the purchase price guarantee obligation, were terminated; and
–	Sponge returned $100,000 cash (before attorney fees) to NeoMedia at closing and is obligated to return an additional $150,000 cash to NeoMedia on March 7, 2007.

Acquisition of Gavitec AG

On February 17, 2006, NeoMedia and Gavitec AG (“Gavitec”) of Wuerselen, Germany, signed a definitive sale and purchase agreement, subject to closing conditions, under which NeoMedia acquired all of the outstanding shares of Gavitec in exchange for $1,800,000 cash and 13,660,511 shares of NeoMedia common stock, calculated by dividing $5,400,000 by the volume-weighted average closing price of NeoMedia common stock for the ten days up to and including February 16, 2006. On February 23, 2006, NeoMedia and Gavitec completed the closing requirements and the acquisition became effective. In the event that NeoMedia’s stock price at the time the consideration shares are saleable is less than $0.389, NeoMedia is obligated to compensate Gavitec shareholders in cash for the difference between the price at the time the shares become saleable and $0.389.

Acquisition of 12Snap AG

On February 10, 2006, NeoMedia and 12Snap AG (“12Snap”) of Munich, Germany, signed a definitive sale and purchase agreement, subject to closing conditions, under which NeoMedia acquired all of the outstanding shares of 12Snap in exchange for $2,500,000 cash and 49,294,581 shares of NeoMedia common stock. On February 28, 2006, NeoMedia and 12Snap completed the closing requirements and the acquisition became effective. Pursuant to the terms of the merger agreement, the number of shares of NeoMedia common stock to be issued as consideration was calculated using a share price of $0.3956. In the event that NeoMedia’s stock price at the time the consideration shares are saleable is less than $0.3956, NeoMedia is obligated to compensate 12Snap shareholders in cash for the difference between the price at the time the shares become saleable and $0.3956.

Acquisition of BSD Software, Inc.

On March 21, 2006, NeoMedia acquired all of the outstanding common shares of BSD Software, Inc. (“BSD”) of Calgary, Canada. Pursuant to the terms of the merger, BSD was merged with and into NeoMedia Telecom Services, Inc., a wholly-owned subsidiary of NeoMedia. The separate corporate existence of BSD ceased as of the effective time of the merger, and NeoMedia Telecom Services, Inc. continues as the surviving corporation. In exchange for all of the outstanding shares of BSD, NeoMedia issued 7,123,698 shares of its common stock, valued at $0.3467, which is the volume-weighted average closing price of NeoMedia stock for the five days prior to the effective time of the merger. Each BSD shareholder received approximately 0.2019 share of NeoMedia common stock for each share of BSD common stock held.

Audited financials statements for Mobot were included in amendment no. 1 to form 8-K filed with SEC on May 3, 2006. Audited financials statements for Sponge were included in amendment no. 2 to form 8-K filed with SEC on June 21, 2006. Audited financials statements for Gavitec were included in amendment no. 1 to form 8-K filed with SEC on May 8, 2006. Audited financials statements for 12Snap were included in amendment no. 1 to form 8-K filed with SEC on May 8, 2006. Audited financials statements for BSD were included in amendment no. 1 to form 8-K filed with SEC on June 2, 2006. The balance sheets of Mobot, Sponge, Gavitec, 12 Snap and BSD as of September 30, 2006 are included in NeoMedia’s condensed consolidated balance sheet as of September 30, 2006 as reported on form 10-Q. The results of operations of Mobot, Sponge, Gavitec, 12 Snap and BSD are included from the respective acquisition date of each company through September 30, 2006 in NeoMedia’s condensed consolidated results of operations for the nine months ended September 30, 2006 as reported on form 10-Q. Mobot and Sponge balance sheets as of September 30, 2006, and Mobot, Sponge, Gavitec, 12 Snap and BSD statements of operations for the nine months ended September 30, 2006 and the year ended December 31, 2005 are shown in this filing for pro forma purposes only.

Presentation

The unaudited pro forma condensed combined historical statement of operations for the year ended December 31, 2005 gives effect to the acquisitions of Gavitec, 12Snap, and BSD as if they had occurred as of January 1, 2005, combining the historical results of NeoMedia for the year ended December 31, 2005 with the historical results of each entity for the year ended December 31, 2005. The acquisition and disposition of Sponge and Mobot are assumed to have occurred on January 1, 2005, such that the net effect of the Sponge acquisition and disposition and the Mobot acquisition and disposition on the pro forma consolidated results of operations for the year ended December 31, 2005 is zero. Sponge and Mobot’s operations for the year ended December 31, 2005 are shown separately in the pro forma statement of operations for informational purposes only.

The unaudited pro forma condensed combined historical statement of operations for the nine months ended September 30, 2006 gives effect to the acquisitions of Gavitec, 12Snap, and BSD as if they had occurred as of January 1, 2006, combining the historical results of NeoMedia for the nine months ended September 30, 2006 with the historical results of each entity for the nine months ended September 30, 2006. The acquisition and disposition of Sponge and Mobot are assumed to have occurred on January 1, 2006, such that the net effect of the Sponge acquisition and disposition and the Mobot acquisition and disposition on the pro forma consolidated results of operations for the nine months ended September 30, 2006 is zero. Sponge and Mobot’s operations for the nine months ended September 30, 2006 are shown separately in the pro forma statement of operations for informational purposes only.

The unaudited pro forma condensed combined balance sheet as of September 30, 2006 gives effect to the acquisitions of Gavitec, 12Snap, and BSD as if they had occurred as of September 30, 2006. The acquisition and disposition of Sponge and Mobot are also assumed to have occurred on September 30, 2006, such that the net effect of the Sponge acquisition and disposition and the Mobot acquisition and disposition on the pro forma condensed combined balance sheet as of September 30, 2006 is zero.

The unaudited pro forma combined financial statements included in this filing have been prepared by the managements of NeoMedia, Mobot, Sponge, Gavitec, 12Snap, and BSD without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. However, the managements of NeoMedia, Mobot, Sponge, Gavitec, 12Snap, and BSD believe that the disclosures are adequate to make the information not misleading.

The pro forma adjustments are based on currently available information and upon estimates and assumptions that we believe are reasonable under the circumstances. The unaudited pro forma financial data do not purport to represent what NeoMedia’s financial position or results of operations would actually have been if such transactions had occurred on those dates and are not necessarily representative of NeoMedia’s financial position or results of operations for any future period. The unaudited pro forma financial statements should be read in conjunction with the separate historical financial statements and footnotes of NeoMedia included in Form 10-KSB for the year ended December 31, 2005 and in Form 10-Q for the three and nine months ended September 30, 2006, with the separate historical financial statements and footnotes of Mobot for the years ended December 31, 2005 and 2004 (included in Form 8-K/A filed with the SEC on May 3, 2006), with the separate historical financial statements and footnotes of Sponge for the years ended September 30, 2005 and 2004 (included in Form 8-K/A filed with the SEC on June 21, 2006), with the separate historical financial statements and footnotes of Gavitec for the years ended December 31, 2005 and 2004 (in Form 8-K/A filed with the SEC on May 8, 2006), with the separate historical financial statements and footnotes of 12Snap for the years ended December 31, 2005 and 2004 (included in Form 8-K/A filed with the SEC on May 8, 2006), and with the separate historical financial statements and footnotes of BSD for the years ended December 31, 2005 and 2004 (included in Form 8-K/A filed with the SEC on June 2, 2006).

2. Preliminary Price Allocation

A final determination of the allocation of the sale of the assets and liabilities of Sponge and Mobot have not been made. The allocation reflected in the unaudited pro forma combined financial statements is based on management’s best judgment and estimate of the accounting treatment of the transaction, and should be considered preliminary. The final allocation could differ materially from the pro forma allocation included herein.

3. Pro forma Net Loss Per Share

The pro forma basic and dilutive net loss per share are based on the pro forma weighted average number of shares of NeoMedia's common stock as if the shares issued to acquire Mobot, Gavitec, 12Snap, and BSD had been issued at the beginning of the period shown, and as if Sponge shares were issued and retired at the beginning of the period shown. Dilutive shares are not included in the computation of pro forma dilutive net loss per share as their effect would be anti-dilutive.

NeoMedia Technologies, Inc.
Unaudited Pro-forma Condensed Combined Balance Sheet
September 30, 2006
(In thousands of US Dollars)

		Pro-forma	Pro-forma
		Adjustments	Adjustments
	(A)	Disposition	Disposition		Pro-forma
ASSETS	NeoMedia	of Sponge (F)	of Mobot (G)		Consolidated
Current assets:	(unaudited)	(unaudited)	(unaudited)		(unaudited)
Cash and cash equivalents	$3,133	$(206)	$(225)	(E)	$2,702
Trade accounts receivable, net	6,097	(785)	(46)		5,266
Inventories, net	53	—	—		53
Investment in marketable securities	255	—	—		255
Prepaid expenses and other current assets	753	111	(34)	(E)	830
Assets held for sale from Micro Paint Repair business unit;	3,451	—	—		3,451
Total current assets	13,742	(880)	(305)		12,557

Property and equipment, net	564	(43)	(28)		493
Capitalized patents, net	2,922	—	(8)		2,914
Customer contracts and relationships	2,239	(352)	(386)	(C)	1,501
Capitalized software platform	13,655	(1,188)	(3,839)	(C)	8,628
Other intangible assets	2,589	(796)	(82)	(C)	1,711
Goodwill	50,082	(16,799)	(6,778)	(C)	26,505
Long Term investment in Sponge and Mobot	0	1,456	2,105	(D)	3,561
Cash surrender value of life insurance policy	797	—	—		797
Other long-term assets	1,232	—	(7)		1,225

Total assets	$87,822	$(18,602)	$(9,328)		$59,892

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$5,550	$(96)	$—		$5,454
Accrued expenses	4,771	(809)	(6)		3,956
Amounts payable under settlement agreements	97	—	—		97
Taxes payable	1,178	(29)	—		1,149
Deferred revenues and other	1,925	(75)	(258)		1,592
Liabilities in excess of assets of discontinued business unit	676	—	—		676
Notes and loans payable	2,340	—	200	(H)	2,540
Liabilities held for sale from Micro Paint Repair business unit	750	—	—		750
Derivative financial instruments	26,677	—	—		26,677
Total current liabilities	43,964	(1,009)	(64)		42,891

Long-term debt and convertible debentures	73	—	—		73

Shareholders’ deficit:
Preferred stock	2,931	—	—		2,931
Common stock (B)	6,552	(331)	—	(B)	6,221
Preferred stock of Mobot owned by NeoMedia	—	—	(9,264)	(I)	(9,264)
Additional paid-in capital	155,359	(17,262)	—	(B)	138,097
Accumulated other comprehensive income (loss)	(660)	—	—		(660)
Retained earnings (accumulated deficit)	(119,618)	—	—		(119,618)
Treasury stock	(779)	—	—		(779)
Total shareholders’ deficit	43,785	(17,593)	(9,264)		16,928
Total liabilities and shareholders’ deficit	$87,822	$(18,602)	$(9,328)		$59,892

Pro-forma Adjustments
(A) - NeoMedia consolidated balance sheet as of September 30, 2006 includes Sponge and Mobot balances.
(B) - Adjustment to retire 33,097,135 shares of common stock returned from Sponge to NeoMedia pursuant to the terms of the disposition agreement. As of September 30, 2006, NeoMedia’s $0.01 par value common stock consists of 5,000,000,000 authorized shares, 656,853,390 historical shares and 623,756,255 pro forma shares issued; and 655,211,964 historical shares and 622,114,829 pro forma shares outstanding.
(C) - Adjustment to remove intangible assets and goodwill related to the disposition of Sponge and Mobot.
(D) - Adjustments to establish 7.5% remaining ownership of Sponge, based on actual fair value paid by NeoMedia for Sponge of $19.4 million, and 18.0% remaining ownership of Mobot, based on actual fair value paid by NeoMedia for Mobot of $11.7 million.
(E) - Adjustment to reflect $36,000 cash being returned from Sponge, $150,000 note receivable due to NeoMedia from Sponge, and $100,000 cash paid by NeoMedia to Mobot, net of $125,000 and $242,000 of cash for Mobot and Sponge respectively already included in NeoMedia’s reported numbers in item (A) above.
(F) - This column reflects Sponge balance sheet amounts included in NeoMedia’s consolidated balance sheet as of September 30, 2006.
(G) - This column reflects Mobot balance sheet amounts included in NeoMedia’s consolidated balance sheet as of September 30, 2006.
(H) - Adjustment to reflect the $200,000 cash payable from NeoMedia to Mobot per the disposition agreement.
( I ) - Adjustment to reflect the convertible preferred stock of Mobot to be held by NeoMedia. NeoMedia expects to redeem this convertible preferred stock to reacquire the 16,931,493 original consideration shares issued by NeoMedia to acquire Mobot.

NeoMedia Technologies, Inc.
Unaudited Pro-forma Combined Condensed Statement of Operations
For the Nine Months Ended September 30, 2006
(In thousands of US Dollars, except per share data)

									(F) Pro	(C) Pro			Pro
		Acquisition	Acquisition	Acquisition	Acquisition	Acquisition	Disposition	Disposition	Forma	Forma			Forma
	Neo-	(A)	(A)	(A)	(A)	(A)	(B)	(B)	Adjust-	Adjust-			Consol-
	Media	Mobot	Sponge	Gavitec	12Snap	BSD	Sponge	Mobot	ments	ments			idated
	(unaudited)*	(unaudited)*	(unaudited)*	(unaudited)*	(unaudited)*	(unaudited)*	(unaudited)*	(unaudited)*	(unaudited)	(unaudited)			(unaudited)
Net sales	$14,129	$344	$1,488	$953	$8,457	$8,479	$(1,488)	$(344)	$(1,292)	$(12,585)			$18,141

Cost of sales	8,887	83	410	325	3,023	6,918	(410)	(83)	(310)	(7,449)	(D	)	11,394
Gross profit	5,242	261	1,078	628	5,434	1,561	(1,078)	(261)	(982)	(5,135)			6,748

Selling, general and administrative expenses	13,471	837	1,536	660	4,388	1,113	(1,536)	(837)	(1,874)	(4,714)	(D	)	13,044
Stock based compensation expense	4,948	—	—	—	—	—	—	—	—	—			4,948
Research and development costs	2,309	431	—	451	932	—	—	(431)	(396)	(1,131)			2,165

Income (loss) from operations	(15,486)	(1,007)	(458)	(483)	114	448	458	1,007	1,288	709			(13,410)
Loss on extinguishment of debt, net	(1,858)	—	—	55	—	—	—	—	—	—			(1,803)
Other income (loss)	—	—	—	—	—	—	—	—	—	—			0
Write off of deferred eqity financing costs	(13,256)	—	—	—	—	—	—	—	—	—			(13,256)
Change in fair value from revaluation of warrants and embedded conversion features	6,523	—	—	—	—	—	—	—	—	—			6,523
Interest income (expense), net	(191)	—	—	—	(165)	26	—	—	—	124			(206)

Income before provision for income taxes	(24,268)	(1,007)	(458)	(428)	(51)	474	458	1,007	1,288	833			(22,152)
Provision for income taxes	—	—	—	—	—	—		—	—	—			—
Income (loss) from continuing operations	(24,268)	(1,007)	(458)	(428)	(51)	474	458	1,007	1,288	833			(22,152)

Discontinued operations
Loss from discontinued Micro Paint Repair business unit	(2,826)	—	—	—	—	—	—	—	—	—			(2,826)
Net income (loss)	$(27,094)	$(1,007)	$(458)	$(428)	$(51)	$474	$458	$1,007	$1,288	$833			$(24,978)

NET INCOME (LOSS) PER
SHARE--BASIC AND DILUTED	$(0.04)												$(0.03)

Weighted average number
of common shares-basic and diluted	602,132,555									46,461,692	(E	)	648,594,247

* - Derived from unaudited interim financial statements for the nine months ended September 30, 2006

(A) - Results of Mobot, Sponge, Gavitec, 12Snap, and BSD were included in NeoMedia's consolidated results for the nine months ended September 30, 2006 as follows: Mobot (February 18 - September 30), Sponge (February 24 - September 30), Gavitec (February 24 - September 30), 12Snap (March 1 - September 30), and BSD (March 22 - September 30). These columns reflect the results of operations of each acquired entity for the entire nine month period, as if these entities were acquired on January 1, 2006.
(B) - For pro forma purposes, the Sponge and Mobot acquisition and disposition are both assumed to have occurred on January 1, 2006, so there is no net effect on the pro forma consolidated statement of operations resulting from the Sponge and Mobot acquisitions and dispositions. Sponge and Mobot results are shown separately for presentation purposes only.
(C) - Adjustments to exclude portion of Gavitec, 12Snap, and BSD operations that were included in NeoMedia's consolidated operations for the nine months ended September 30, 2006, and proforma columns identified in (A) above.
(D) - Adjustments to reflect amortization of acquired intangible assets for the full nine months ended September 30, 2006, as if the acquisitions and dispositions had occurred on January 1, 2006. Proforma amortization allocated to cost of sales and selling, general and administrative expenses would have been $1,554,000 and $554,000, respectively for the nine months ended September 30, 2006 to reflect the acquisitions of Mobot, Sponge, Gavitec, 12 Snap and BSD. Additionally, proforma amortization allocated to cost of sales and selling, general and administrative expenses would be offset by adjustments of $589,000 and $228,000 respectively to reflect the divestitures of Mobot and Sponge, and $482,000 and $171,000 respectively to adjust the actual amortization included in NeoMedia’s consolidated results to proforma amounts.
(E) - Adjustment to increase the number of shares included in NeoMedia's actual weighted average shares outstanding for the nine months ended September 30, 2006 to the weighted average number of shares that would have been outstanding for pro forma purposes if the acquisitions and Sponge disposition had occurred on January 1, 2006, based on the stock price around January 1, 2006. For pro forma purposes, the Sponge and Mobot acquisitions and Sponge disposition are assumed to have occurred on January 1, 2006.
(F) - Adjustment to remove results of operations for Sponge and Mobot included in NeoMedia's results of operations for the nine months ended September 30, 2006.

NeoMedia Technologies, Inc.
Unaudited Pro-forma Combined Condensed Statement of Operations
For the Year Ended December 31, 2005
(In thousands of US Dollars, except per share data)

									Pro			Pro
									Forma			Forma
	(E)	(A)	(A)	(A)	(A)	(A)	(B)	(B)	Adjust-			Consol-
	NeoMedia	Mobot	Sponge	Gavitec	12Snap	BSD	Sponge	Mobot	ments			idated
	(unaudited)	*	(unaudited)**	*	*	(unaudited)***	(unaudited)**	(unaudited)	(unaudited)			(unaudited)
Net sales	$877	$300	$2,248	$772	$7,396	$8,437	$(2,248)	$(300)	$—			$17,482

Cost of sales	582	—	1,296	722	—	6,973	(1,296)	—	1,286	(C	)	9,563

Gross profit	295	300	952	50	7,396	1,464	(952)	(300)	(1,286)			7,919

Selling, general and administrative expenses	5,613	1,180	796	972	7,147	1,184	(796)	(1,180)	615	(C	)	15,531
Impairment charge	335	—	—	—	—	—	—	—	—			335
Research and development costs	592	552	—	503	1,515	—	—	(552)	—			2,610

Income (loss) from operations	(6,245)	(1,432)	156	(1,425)	(1,266)	280	(156)	1,432	(1,901)			(10,557)
Loss on extinguishment of debt, net	172	—	—	—	—	—	—	—	—			172
Other income (loss)	—	—	57	296	230	—	(57)	—	—			526
Impairment charge on investments	(780)	—	—	—	—	—	—	—	—			(780)
Interest income (expense), net	(293)	(42)	18	—	(515)	(150)	(18)	42	—			(958)

Income before provision for income taxes	(7,146)	(1,474)	231	(1,129)	(1,551)	130	(231)	1,474	(1,901)			(11,597)
Provision for income taxes	—	—	(60)	—	—	—	60	—	—			—
Income (loss) from continuing operations	$(7,146)	$(1,474)	$171	$(1,129)	$(1,551)	$130	$(171)	$1,474	$(1,901)			$(11,597)

Discontinued operatioins
Loss from discontinued Micro Paint Repair business unit	(2,001)	—	—	—	—	—	—	—	—			(2,001)
Net income (loss)	(9,147)	(1,474)	171	(1,129)	(1,551)	130	(171)	1,474	(1,901)			(13,598)

NET INCOME (LOSS) PER
SHARE--BASIC AND DILUTED	$(0.02)											$(0.02)

Weighted average number
of common shares-basic and diluted	451,857,851								129,039,321	(D	)	580,897,172

* - Derived from audited financial statements
** - Sponge fiscal year end is September 30. Results shown are for the year ended December 31, 2005, compiled from Sponge’s audited financial statements for the year ended September 30, 2005 and interim financial statements for the three months ended December 31, 2005 and 2004.
*** - BSD fiscal year end is July 31. Results shown are for the year ended January 31, 2006, compiled from BSD’s audited financial statements for the year ended July 31, 2005 and interim financial statements for the six months ended January 31, 2006 and 2005

(A) - For pro forma presentation purposes, Gavitec and 12Snap results are converted from Euros to US Dollars at a rate of 0.80844 Euro/US Dollar, which was the average exchange rate for the period January 1, 2005 - December 31, 2005.
(B) - For pro forma purposes, the Sponge and Mobot acquisitions and dispositions are both assumed to have occurred on January 1, 2005, so there is no net effect on the pro forma consolidated statement of operations resulting from the Sponge and Mobot acquisitions and dispositions. Sponge and Mobot results are shown separately for presentation purposes only.
(C) - Adjustment to reflect amortization of acquired intangible assets for the year ended December 31, 2005, as if the acquisitions had occurred on January 1, 2005, of $1.9 million for Cost of sales and $0.7 million for Selling, general and administrative expenses.
(D) - Adjustment to reflect the number of shares that would have been outstanding for pro forma purposes if the acquisitions had occurred on January 1, 2005. For pro forma purposes, the Sponge and Mobot acquisitions and Sponge disposition are assumed to have occurred on January 1, 2005.
(E) - NeoMedia results of operations as reported on form 10-K for the 12 months ended December 31, 2005, adjusted to reclassify the results of the Micro Paint Repair business unit into discontinued operations due to the pending sale of the Micro Paint Repair business unit disclosed on form 8-K filed August 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeoMedia Technologies, Inc.
(Registrant)
Date:  December 7, 2006
By:  /s/ Charles T. Jensen

Charles T. Jensen, President,
Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit No.	Description
16.1	Agreement between NeoMedia and FMS
16.2	Escrow agreement amongst NeoMedia, Mobot, FMS, and Kirkpatrick and Lockhart Nicholson Graham
16.3	Description of Special Preference Stock
16.4	Promissory note payable from NeoMedia to FMS
16.5	License agreement between NeoMedia and Mobot
16.6	Press release dated December 7, 2006